Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Reports Fourth Quarter 2013 Financial Results

Houston, TX—(BUSINESS WIRE)—March 4, 2014—Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the fourth quarter and fiscal year ended December 30, 2013.

Highlights for the fourth quarter of 2013 were as follows:

•                  Total revenues were $186.9 million, including $88.3 million associated with Macaroni Grill, which was acquired on April 9, 2013;

•                  On a comparable 13-week basis, system-wide comparable restaurant sales increased 1.9% at Joe’s Crab Shack and increased 6.6% at Brick House Tavern + Tap. Comparable sales decreased 9.0% at Macaroni Grill;

•                  Net loss and net loss per diluted share were $4.4 million and $0.17, respectively;

•                  Adjusted net loss and adjusted net loss per diluted share (which are non-GAAP financial measures) were $4.1 million and $0.16 respectively; and

•                  Four new Brick House Tavern + Taps restaurants opened during the fourth quarter of 2013, including three conversions of existing units

Highlights for the fiscal year of 2013 were as follows:

•                  Total revenues were $760.8 million, including $261.7 million associated with Macaroni Grill;

•                  On a comparable 52-week basis, system-wide comparable restaurant sales increased 1.0% at Joe’s Crab Shack and increased 5.3% at Brick House Tavern + Tap. Comparable sales decreased 6.5% at Macaroni Grill from the April 9, 2013 acquisition date;

•                  Net loss and net loss per diluted share were $6.6 million and $0.26, respectively;

•                  Adjusted net loss and adjusted net loss per diluted share (which are non-GAAP financial measures) were $1.3 million and $0.05 respectively; and

•                  A total of 14 new restaurants opened during 2013 and nine locations closed, three of which were converted to Brick Houses.

Beginning with the first quarter of fiscal 2013, the Company adjusted its quarterly reporting calendar to four 13-week operating periods. Previously, the first three quarters of the Company’s fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks. As a result, financial results for the 13-week quarter ended December 30, 2013 may not be directly comparable to those of the corresponding 16-week quarter ended December 31, 2012.  We are able to recast revenues for the fourth quarter of 2012 on a 13-week basis. Each of the full fiscal year periods of 2013 and 2012 consist of 52 weeks.

“Our Joe’s Crab Shack and Brick House Tavern + Tap brands continue to perform well in a challenging environment, reflecting our focus on delivering unique, innovative menu items to our guests in an exciting, comfortable atmosphere,” commented Ray Blanchette, Chief Executive Officer of Ignite Restaurant Group. “As a result, we’ve delivered 6 straight years of annual comparable sales growth at Joe’s and 8 straight quarters of comparable sales growth at Brick House.”

“As we finish our first fiscal year with Macaroni Grill in the Ignite Restaurant portfolio, we believe we have positioned this brand for revenue and margin growth. Under David Catalano’s leadership, we strengthened our restaurant leadership, improved our unit level margin management and prepared the concept for the next level of growth. With the recently announced addition of John Gilbert to the Macaroni Grill team and David’s transition to lead Brick House, we are excited about the on-going development and refinement of the Macaroni Grill brand and the continued evolution of Brick House.”

Review of Fourth Quarter 2013 Operating Results

Total revenues were $186.9 million in the 13-week fourth quarter of 2013.  Total revenues in the 16-week fourth quarter of 2012 were $112.6 million. Adjusting 2012 revenues to a comparable 13-week quarterly reporting period, total revenues in the fourth quarter of 2012 increased approximately $97.9 million, or 110.2%. The increase was driven by the acquisition of the Macaroni Grill restaurants, new restaurant development and a 2.5% increase in comparable restaurant sales associated with the Company’s legacy concepts when comparing the thirteen weeks ending December 30, 2013 to the comparable thirteen week period in the prior year.

•                  Revenues at Joe’s Crab Shack were $83.6 million during the fourth quarter of 2013 versus $77.4 million in the comparable 13 weeks of the prior year. Comparable restaurant sales at Joe’s Crab Shack increased 1.9%.

•                  Revenues at Brick House Tavern + Tap were $15.0 million in the fourth quarter of 2013 compared to $11.5 million in the comparable 13 weeks of the prior year.  Comparable restaurant sales at Brick House Tavern + Tap increased 6.6%.

•                  Revenues at Macaroni Grill were $88.3 million. Comparable restaurant sales at Macaroni Grill decreased 9.0%.

Net loss for the 13-week fourth quarter of 2013 was $4.4 million, or $0.17 per diluted share. The Company’s net loss for the fourth quarter of 2013 included approximately $1.1 million related to asset impairments and losses on disposal of assets, partially offset by a $0.6 million gain on an insurance settlement. Excluding the impact of these items, adjusted net loss and adjusted net loss per diluted share (which are non-GAAP financial measures) were $4.1 million and $0.16, respectively, in the 13-week fourth quarter of 2013. Net loss for the 16-week fourth quarter of 2012 was $7.6 million, or $0.30 per diluted share.  The Company incurred approximately $6.1 million of charges in the fourth quarter of 2012 related primarily to its debt refinancing, restatement related costs, a restaurant closure and losses associated with damage caused by Hurricane Sandy. Excluding the impact of these items, adjusted net loss and adjusted net loss per diluted share in the 16-week fourth quarter of 2012 was $3.9 million and $0.15, respectively.  A reconciliation between GAAP net income (loss) and adjusted net income (loss) is included in the accompanying financial data.

Development

During the fourth quarter of 2013, we successfully opened four Brick House restaurants: one new location in Neptune, New Jersey; one restaurant converted from a Joe’s Crab Shack in Houston, Texas; and two locations converted from Macaroni Grill restaurants in San Antonio, Texas and Clearwater, Florida. We also closed three additional Macaroni Grill locations in the fourth quarter of 2013. For the full fiscal year 2013, we opened 14 restaurants: nine Joe’s Crab Shacks and five Brick Houses, and closed nine restaurants: two Joe’s Crab Shacks (one converted to a Brick House) and seven Macaroni Grills (two converted to Brick Houses).

Conference Call

We will host a conference call to discuss our third quarter financial results today at 5:00 PM Eastern Standard Time.  Hosting the call will be Ray Blanchette, Chief Executive Officer, and Michael Dixon, President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing 877-852-6581 or for international callers by dialing 719-325-4750. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 1355662. The replay will be available until March 11, 2014. The call will also be webcast live from the Company’s website at www.igniterestaurants.com under the investor relations section.

About Ignite Restaurant Group

At December 30, 2013, Ignite Restaurant Group, Inc. owned and operated 136 Joe’s Crab Shacks, 20 Brick House Tavern + Taps and 179 Romano’s Macaroni Grills, and franchised 24 Romano’s Macaroni Grills within the United States and foreign countries. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Examples of forward-looking statements and beliefs in this press release include those related to expectations for revenue and margin growth for the Romano’s Macaroni Grill concept under new leadership.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 30, 2013 as supplemented by the risk factors included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2013 (which can both be found at the SEC’s website www.sec.gov) and each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

With the change in our fiscal quarters, as noted above, the fourth quarter of 2013 represents 13 weeks of activity, while the fourth quarter of 2012 represents 16 weeks of activity.  As such, the fourth quarter results of each year may not be comparable. We did not believe it was practicable to fully recast the prior year quarter to 13 weeks. The only financial information that we were able to recast on a 13-week basis for the fourth quarter of 2012 was revenues. We are also able to report restaurant operating weeks and change in comparable restaurant sales for the comparable 13-week period of fiscal year 2012. We believe it is impracticable to recast other financial information because we do not have weekly cutoff procedures that would allow us to distribute expenses or cash flows to the appropriate periods in order to report the prior year fourth quarter on a 13-week basis. Each of the full fiscal year periods of 2013 and 2012 consist of 52 weeks.

The following tables present the consolidated statement of operations for the thirteen and fifty-two weeks ended December 30, 2013 and the sixteen and fifty-two weeks ended December 31, 2012:

Consolidated Statements of Operations	Thirteen Weeks Ended December 30, 2013		Sixteen Weeks Ended December 31, 2012
	(In thousands, except percent and per share data)

Revenues	$186,850	100.0%	$112,603	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	55,294	29.6%	35,001	31.1%
Labor expenses	60,024	32.1%	33,903	30.1%
Occupancy expenses	19,292	10.3%	10,420	9.3%
Other operating expenses	41,509	22.2%	20,981	18.6%
General and administrative	11,738	6.3%	10,084	9.0%
Depreciation and amortization	7,832	4.2%	6,019	5.3%
Pre-opening costs	776	0.4%	362	0.3%
Asset impairments and closures	1,120	0.6%	(18)	(0.0)%
Loss on disposal of property and equipment	1,044	0.6%	1,856	1.6%
Total costs and expenses	198,629	106.3%	118,608	105.3%
Loss from operations	(11,779)	(6.3)%	(6,005)	(5.3)%
Interest expense, net	(1,775)	(0.9)%	(3,372)	(3.0)%
Gain (loss) on insurance settlements	561	0.3%	(1,016)	(0.9)%
Loss before income taxes	(12,993)	(7.0)%	(10,393)	(9.2)%
Income tax benefit	(8,622)	(4.6)%	(2,811)	(2.5)%
Net loss	$(4,371)	(2.3)%	$(7,582)	(6.7)%

Basic and diluted net loss per share data:
Net loss per share
Basic and diluted	$(0.17)		$(0.30)
Weighted average shares outstanding
Basic and diluted	25,636		25,624

Consolidated Statements of Operations	Fifty-Two Weeks Ended December 30, 2013		Fifty-Two Weeks Ended December 31, 2012
	(In thousands, except percent and per share data)

Revenues	$760,848	100.0%	$465,056	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	227,571	29.9%	145,451	31.3%
Labor expenses	233,321	30.7%	127,331	27.4%
Occupancy expenses	66,737	8.8%	33,865	7.3%
Other operating expenses	159,344	20.9%	81,200	17.5%
General and administrative	52,465	6.9%	31,725	6.8%
Depreciation and amortization	27,507	3.6%	18,572	4.0%
Pre-opening costs	4,824	0.6%	3,871	0.8%
Asset impairments and closures	1,371	0.2%	115	0.0%
Loss on disposal of property and equipment	2,601	0.3%	2,296	0.5%
Total costs and expenses	775,741	102.0%	444,426	95.6%
Income (loss) from operations	(14,893)	(2.0)%	20,630	4.4%
Interest expense, net	(5,246)	(0.7)%	(9,366)	(2.0)%
Gain (loss) on insurance settlements	1,161	0.2%	(799)	(0.2)%
Income (loss) before income taxes	(18,978)	(2.5)%	10,465	2.3%
Income tax expense (benefit)	(12,393)	(1.6)%	1,751	0.4%
Net income (loss)	$(6,585)	(0.9)%	$8,714	1.9%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted	$(0.26)		$0.37
Weighted average shares outstanding
Basic	25,629		23,328
Diluted	25,629		23,329

Selected Consolidated Balance Sheet Information	December 30, 2013	December 31, 2012
	(In thousands)
Cash and cash equivalents	$972	$6,929
Total assets	347,084	201,438
Long term debt (including current portion)	131,982	45,000
Total liabilities	245,477	95,221
Total stockholders’ equity	101,607	106,217

	Thirteen Weeks Ended December 30, 2013	Sixteen Weeks Ended December 31, 2012	Fifty-Two Weeks Ended December 30, 2013	Fifty-Two Weeks Ended December 31, 2012

Selected Other Data:
Restaurants opened during the period	4	1	14	11
Number of restaurants open (end of period):
Joe’s Crab Shack	136	129	136	129
Brick House Tavern + Tap	20	15	20	15
Romano’s Macaroni Grill	179	—	179	—
Total restaurants	335	144	335	144
Restaurant operating weeks(1)
Joe’s Crab Shack	1,768	2,071	6,912	6,543
Brick House Tavern + Tap	238	248	842	824
Romano’s Macaroni Grill(2)	2,334	—	6,957	—
Average weekly sales (in thousands)
Joe’s Crab Shack	$47	$47	$65	$64
Brick House Tavern + Tap	$63	$57	$61	$56
Romano’s Macaroni Grill(2)	$37	—	$37	—
Average unit volumes (in thousands)
Joe’s Crab Shack			$3,185	$3,037
Brick House Tavern + Tap			$3,149	$3,168
Romano’s Macaroni Grill(2)			$1,999	—
Change in comparable restaurant sales(3)
Joe’s Crab Shack	1.9%	0.2%	1.0%	2.1%
Brick House Tavern + Tap	6.6%	5.5%	5.3%	3.6%
Romano’s Macaroni Grill(2)	(9.0)%	—	(6.5)%	—
Total	(3.9)%	0.8%	(1.8)%	2.2%

(1)

On a thirteen week comparable quarter for 2012, restaurant operating weeks would have been 1,684 and 200 for the thirteen weeks ended December 31, 2012 for Joe’s Crab Shack and Brick House Tavern + Tap, respectively.

(2)	Activity for Romano’s Macaroni Grill commenced from the acquisition date of April 9, 2013.

(3)	Comparable restaurant sales for the fourth quarter of 2013 compares the thirteen weeks ended December 30, 2013 to the comparable thirteen-week period of 2012.

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanations of these non-GAAP financial measures, including a discussion of the usefulness and purposes of each measure, in its Form 8-K filed with the Securities and Exchange Commission on March 4, 2014.

	Thirteen Weeks Ended December 30, 2013	Sixteen Weeks Ended December 31, 2012	Fifty-Two Weeks Ended December 30, 2013	Fifty-Two Weeks Ended December 31, 2012
	(In thousands, except per share data)
Net income (loss) - GAAP	$(4,371)	$(7,582)	$(6,585)	$8,714
Adjustments:
Acquisition-related expenses	—	—	6,035	—
IPO-related expenses	—	—	—	1,864
Proposed secondary offering expenses	—	—	759	—
Write-off of debt issuance costs	24	2,227	507	3,281
Loss on disposal of fixed assets related to conversion, remodels and closures	367	1,549	1,000	1,549
Restatement expenses	—	825	—	1,873
Asset impairments	682	—	682	—
Other nonrecurring expenses	—	448	327	448
Loss (gain) on insurance settlements	(561)	1,016	(1,161)	799
Income tax effect of adjustments above	(205)	(2,381)	(2,881)	(3,853)
Adjusted net income (loss) - non-GAAP	$(4,064)	$(3,898)	$(1,317)	$14,675

Weighted average shares outstanding (GAAP)
Basic	25,636	25,624	25,629	23,328
Diluted	25,636	25,624	25,629	23,329
Net income (loss) per share (GAAP)
Basic and diluted	$(0.17)	$(0.30)	$(0.26)	$0.37
Pro forma weighted average shares outstanding (non-GAAP)
Basic and diluted (1)				25,624
Adjusted pro forma net income per share (non-GAAP)
Basic and diluted(1)				$0.57
Adjusted net income (loss) per share (non-GAAP)
Basic and diluted	$(0.16)	$(0.15)	$(0.05)

(1) Reflects 6.4 million shares of common stock issued in the IPO as if it occurred at the beginning of fiscal year 2012.